UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2016

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As Benefitfocus, Inc. (the “Company”) previously disclosed in a Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on December 22, 2015, Milton A. Alpern resigned as Chief Financial Officer of the Company effective March 31, 2016. The Company’s Board of Directors is in the process of conducting a search for a permanent Chief Financial Officer and will name Mr. Alpern’s successor at the completion of the search. In the interim, effective April 1, 2016, Raymond A. August, the Company’s President and Chief Operating Officer, has assumed the additional responsibilities of principal financial and accounting officer of the Company. Information regarding Mr. August’s business experience is included in the Company’s Form 8-K filed with the SEC on April 8, 2015 and is incorporated herein by reference.

Mr. August, age 54, has no familial relationships with any executive officer or director of the Company. Other than his employment by the Company, there have been no transactions in which the Company has participated and in which Mr. August had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: April 7, 2016	/s/ Raymond A. August
Raymond A. August
President and Chief Operating Officer